Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 12, 2021, relating to the consolidated financial statements of Gemini Direct Investments, LLC and Subsidiaries for the years ended December 31, 2020 and 2019, included in Ammo, Inc.’s Form 8-K/A dated May 13, 2021.

/S/ Warren Averett, LLC
Warren Averett, LLC
Atlanta, Georgia
August 20,2021